UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2007
The Men’s Wearhouse, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-16097 (Commission File Number)	74-1790172 (IRS Employer Identification No.)

5803 Glenmont Drive Houston, Texas (Address of principal executive offices)		77081 (Zip Code)
713-592-7200
(Registrant’s telephone number,
including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On January 31, 2007, The Men’s Wearhouse, Inc. (the “Company”) issued a press release announcing an update on its acquisition of Federated Department Stores’ 507-store After Hours Formalwear business, which includes Mr. Tux stores in New England. As announced on November 17, 2006, the purchase price is estimated to be approximately $100.0 million subject to certain adjustments and closing is subject to the customary regulatory approvals. The Federal Trade Commission has made a second request for documentation during the Hart-Scott-Rodino Act approval process. Based on this request, both Federated and Men’s Wearhouse expect the transaction will be completed during the first half of 2007.
Item 9.01 Financial Statements and Exhibits.
The following exhibit is included in this Form 8-K.
(c) Exhibits
          99.1      Press Release of the Company dated January 31, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEN’S WEARHOUSE, INC. (Registrant)
Date: January 31, 2007	By:	/s/ Neill P. Davis
Neill P. Davis
Executive Vice President, Chief Financial Officer, Treasurer and Principal Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of The Men’s Wearhouse, Inc. dated January 31, 2007.